                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

VIASOFT, Inc.
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:
                               ------------------------------------------------

    2) Form, Schedule or Registration No.
                                           ------------------------------------

                                 [VIASOFT LOGO]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Viasoft, Inc. (the "Company") will be held at the Ritz-Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona on Friday, November 14, 1997 at 10:00 a.m. for the following purposes:

1. To elect five directors to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $0.001 par value per share, from 24,000,000 shares to 48,000,000 shares;

3.       To approve the Viasoft, Inc. 1997 Equity Incentive Plan;

4. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending June 30, 1998;

5.       To transact such other business as may properly come before the Annual
         Meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on September 22, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The Company will make available an alphabetical list of stockholders entitled to vote at the Annual Meeting for examination by any stockholder. The stockholder list will be available for inspection at the Company's principal office in Phoenix, Arizona from November 3, 1997 until the Annual Meeting, and at the Annual Meeting on November 14, 1997.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997 accompanies this Notice.

                                  By Order of the Board of Directors



                                  Catherine R. Hardwick
                                  Vice President, General Counsel
                                  and Secretary

Phoenix, Arizona
October 7, 1997



              WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE
         COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY
            IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES
                       MAY BE REPRESENTED AT THE MEETING.

                                  VIASOFT, INC.
                             3033 NORTH 44TH STREET
                             PHOENIX, ARIZONA 85018


                          ---------------------------

                                 PROXY STATEMENT

                          ---------------------------


                   FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 14, 1997

         This Proxy Statement is being first mailed on or about October 7, 1997 to stockholders of Viasoft, Inc. (the "Company" or "Viasoft") by the Board of Directors (the "Board") to solicit proxies for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the Ritz-Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona on Friday, November 14, 1997, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

         The only items of business which management currently intends to present at the Meeting are listed in the preceding Notice of Annual Meeting of Stockholders and are explained in more detail on the following pages.

RECORD DATE AND VOTING SECURITIES

         The record date for determining the stockholders entitled to notice of and to vote at the Meeting was the close of business on September 22, 1997 (the "Record Date"), at which time the Company had issued and outstanding 19,317,583 shares of Common Stock, $0.001 par value ("Common Stock"). The Common Stock constitutes the only class of outstanding voting shares of the Company.

QUORUM, PROXIES AND COUNTING VOTES

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding Common Stock entitled to vote is necessary to constitute a quorum. An inspector of elections appointed by the Board shall determine the shares represented at the Meeting and the validity of proxies and shall count all votes. The vote on each proposal submitted to stockholders is tabulated separately. Each stockholder of record on the Record Date is entitled to one vote on each proposal that comes before the Meeting for each share then held. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions, are counted as present or represented for purposes of determining both (i) the presence or absence of a quorum for the Meeting and (ii) the total number of shares entitled to vote. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.

         All shares represented by valid proxies will be voted in accordance with the directions specified on each proxy. Any proxy on which no direction is specified will be voted FOR Proposals 1, 2, 3 and 4. By returning the proxy, a stockholder also authorizes management to vote the stockholder's shares in accordance with management's best judgment in response to other proposals that properly come before the Meeting. Management of the Company currently knows of no other proposals to come before the Meeting.

REVOCATION OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by advising the transfer agent in writing of the stockholder's desire to revoke the proxy, by submitting a duly executed proxy dated subsequent to the original proxy, or by attending the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares. Written notification to the transfer agent, Harris Trust and Savings Bank, must be delivered to Shareholder Services, Post Office Box A3504, Chicago, IL 60690-9502.

SOLICITING PROXIES

         The expenses of soliciting proxies to be voted at the Meeting, including the cost of preparing, printing, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the Annual Report and the accompanying proxy card, will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, facsimile, telegraph or in person. The Company has also retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072, to assist in the solicitation of proxies, for an approximate cost of $5,500.00, plus reasonable expenses. Brokers and other persons holding stock in their names, or in the names of nominees, will be requested to forward proxy material to the beneficial owners of the stock and to obtain proxies, and the Company will defray reasonable expenses incurred in forwarding such material.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Each of the persons named below has been nominated for election as a director of the Company to serve until the 1998 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Each of the nominees listed below was elected by the stockholders at the last annual meeting and is currently a director. All of the nominees have agreed to serve if elected. The Board knows of no reason why any such nominee should be unable to serve, but if such should be the case, the shares represented by duly executed proxies received by the Company will be voted for the election of a substitute nominee selected by the Board.


                                    NOMINEES

         The names of the nominees and certain information about them, as of August 31, 1997, are set forth below:

                                                                                                      DIRECTOR
NAME OF NOMINEE                    AGE    POSITION                                                      SINCE
---------------                    ---    --------                                                      -----
Steven D. Whiteman                 46     Chairman of the Board, Chief Executive Officer and            1994
                                          President
John J. Barry III(1)               57     Director                                                      1991
Alexander S. Kuli(2)               52     Director                                                      1994
J. David Parrish(1)                55     Director                                                      1994
Arthur C. Patterson(1)(2)          53     Director                                                      1984

------------

(1)   Member of Compensation Committee
(2)   Member of Audit and Finance Committee


         Steven D. Whiteman has served as President of the Company since May 1993, as Chief Executive Officer and a director since January 1994 and as Chairman of Board of Directors since April 24, 1997. Prior to holding these offices, Mr. Whiteman served as Vice President of Sales and Marketing of the Company from December 1990. Mr.
Whiteman is a director of Unify Corporation.

         John J. Barry III has served as a director of the Company since August 1991. Mr. Barry presently provides strategic and management consulting services to senior management in the information technology and other industries. Mr. Barry was the Chairman, President and Chief Executive Officer of Petroleum Information Corporation, an energy industry information solutions company, in Houston, Texas, from May 1991 through December 1996. Mr. Barry serves on the boards of directors of several privately held companies.

         Alexander S. Kuli has served as a director of the Company since January 1994. Mr. Kuli is currently Vice President, Worldwide Sales for Tivoli Systems, Inc., a vendor of distributed software products, a position held since January 1993. Prior to joining Tivoli, Mr. Kuli served as Vice President, Worldwide Sales for Candle Corporation, a vendor of mainframe systems performance management software, from October 1985 through December 1992.

         J. David Parrish has served as a director of the Company since January 1994. Mr. Parrish is an independent consultant in the software services industry. Mr. Parrish served as the Senior Vice President of Walker Interactive Systems, Inc., a financial application software company, from November 1989 to August 1997.

         Arthur C. Patterson has served as a director of the Company since September 1984. He served as President of the Company from October 1984 to June 1985. Mr. Patterson is a founder and General Partner of Accel Partners, a venture capital firm. Mr. Patterson also serves on the board of directors of LGT Global Group of Investment Companies, PageMart Wireless, Inc., and Unify Corporation, as well as several other privately held software and telecommunication companies.


                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

BOARD COMMITTEES

         The Board is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to designated committees, the current membership and duties of which are as follows:

                  Audit and Finance Committee       Compensation Committee

                  Alexander S. Kuli, Chairman       John J. Barry III, Chairman
                  Arthur C. Patterson               J. David Parrish
                                                    Arthur C. Patterson

         Audit and Finance Committee. The Audit and Finance Committee of the Board reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent public accountants. This Committee met once during the last fiscal year.

         Compensation Committee. The Compensation Committee of the Board reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock plans. The Compensation Committee met once during the last fiscal year.

         Nominations. The Company does not have a standing nominating committee. The function of nominating directors is carried out by the entire Board of Directors.

         Pursuant to the Company's Bylaws, a stockholder may nominate persons for election as director, provided that the stockholder (a) is a stockholder of record at the time of the nomination and is entitled to vote at the meeting of stockholders to which the nomination relates, and (b) complies with the notice procedures of Article III of the Bylaws. That Article provides that the nominating stockholder must deliver written notice of the nomination to the Company's Secretary not earlier than the 90th day nor later than the 60th day prior to the first anniversary of the preceding year's annual meeting. The required notice must contain certain information, including information about the nominee, as prescribed in the Bylaws. The deadline for a stockholder to deliver notice of a nomination for the election of directors at the 1997 Annual Meeting of Stockholders was September 17, 1997. No nominations were received from any stockholder for the Meeting.

BOARD MEETINGS

         The Board held four regular meetings and seven special telephonic meetings during the fiscal year ended June 30, 1997. All incumbent directors, except Mr. Parrish, attended more than 75% of the total number of meetings of the Board during the fiscal year ended June 30, 1997.


                              DIRECTOR COMPENSATION

         In order to attract and retain qualified candidates for the Board of Directors, the Company's policy was amended effective May 1, 1997, to provide that non-employee directors will receive cash compensation for their service on the Board and its committees. All non-employee directors are paid a $1,000 fee for each Board meeting and a $500 fee for each standing Committee meeting attended plus reimbursement of reasonable, out-of-pocket expenses incurred in attending such meetings. The Chairman of each standing Committee is paid an annual retainer of $2,000 upon election as Chairman. In addition, each non-employee Director is paid an annual retainer of $5,000 upon re-election to the Board at each annual meeting of stockholders. Each non-employee director also participates in the Company's Outside Director Stock Option Plan (the "Director Plan"). Pursuant to the Director Plan, each non-employee director who is re-elected to the Board is automatically granted an option to purchase 10,000 shares of Common Stock. The exercise price for such options is the closing price of Common Stock on that date. Each person who is elected for the first time to be a non-employee director of the Company is automatically granted an option to purchase 20,000 shares of Common Stock, at the closing price of the Common Stock on the grant date, under the terms and conditions of the Director Plan. Directors who are also employees of the Company receive no additional compensation for serving as a director or committee member.

VOTE REQUIRED

         Directors are elected by a plurality of the shares present, in person or by proxy, and entitled to vote at the Meeting, provided that a quorum is present. Votes may be cast FOR the nominees or WITHHELD. In addition, a stockholder may indicate that he or she is voting FOR the nominees except for any nominee(s) specified in writing on the proxy card. The five nominees who receive the greatest number of votes cast FOR the election of such nominees shall be elected as Directors. As a result, any vote other than a vote FOR the nominee will have the practical effect of voting AGAINST the nominee. An abstention will have the same effect as voting WITHHELD for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.








                  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                       OF EACH OF THE NOMINATED DIRECTORS

                                 PROPOSAL NO. 2

                 AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE
          OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 24,000,000 SHARES TO 48,000,000 SHARES


         The Company's Restated Certificate of Incorporation (the "Certificate") presently provides for an authorized capitalization of the Company of 24,000,000 shares of Common Stock, $0.001 par value per share, and 2,000,000 shares of Preferred Stock, $0.001 par value per share. As of September 22, 1997, none of the shares of Preferred Stock were issued and outstanding and 19,317,583 shares of Common Stock were issued and outstanding. In addition, as of September 22, 1997, 1,211,296 shares of Common Stock were issuable upon exercise of outstanding stock options under the Company's stock option plans, 223,383 shares of Common Stock were reserved for future issuance under the Company's 1994 Equity Incentive Plan, 850,000 shares were reserved for issuance under the 1997 Equity Incentive Plan, subject to stockholder approval (see Proposal No. 3), 285,642 shares of Common Stock were reserved for future issuance under the Company's Employee Stock Purchase Plan, and 360,000 shares of Common Stock were reserved for future issuance under the Director Plan. At September 22, 1997, only 1,752,096 authorized common shares remained unissued and not reserved for issuance by the Company.

         The stockholders are being asked to approve an amendment to the first paragraph of Article IV of the Certificate to increase the number of shares of authorized Common Stock from 24,000,000 to 48,000,000. The amendment to the Certificate was adopted by the Board of Directors on September 19, 1997, subject to stockholder approval. A copy of Article IV showing the proposed amendment is set forth in Appendix A to this Proxy Statement.

PURPOSE

         The proposed increase in the number of shares of authorized Common Stock will improve and enhance the Company's flexibility to implement stock splits, stock dividends, acquisitions, additional equity financing, stock options and other employee benefits and other corporate purposes. The availability of additional shares of authorized Common Stock is particularly important in the event the Board desires to undertake any of these actions on an expedited basis to take advantage of changing Company needs and market conditions, by eliminating the delay and expense of obtaining stockholder approval.

         The Company does not at the present time have any definitive plans to issue any of the additional shares for which approval is sought. Although the Company from time to time engages in discussions with respect to possible acquisitions, it has no present understandings, commitments or agreements, nor is it currently engaged in any negotiations, with respect to any such transaction. However, Company management frequently evaluates the strategic opportunities available to it and may in the near-term or long-term pursue acquisitions of complementary technologies, products or businesses.

EFFECT

         If approved, the amendment will become effective upon filing a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. If the stockholders approve the amendment, the Company intends to file such a Certificate of Amendment promptly following such approval.

         The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without seeking stockholder approval and the Company does not anticipate that it would seek such approval, except as may be required by applicable law or regulations or in accordance with the requirements of the Nasdaq National Market. Currently, the rules of the Nasdaq National Market require stockholder approval of certain specified matters involving the issuance of Common Stock, including certain plans and arrangements whereby shares may be acquired by officers or directors, issuances resulting in a change in control, certain acquisitions of stock or assets of another company and certain issuances of shares at less than book value or market value.

         Existing stockholders of the Company have no preemptive rights to purchase any stock of the Company. Issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity ownership of existing stockholders. The additional Common Stock proposed by the amendment would have rights identical to the currently outstanding Common Stock of the Company.

         The proposed amendment to the Certificate is not part of a plan by the Board to adopt anti-takeover measures. This increase in authorized shares of Common Stock could, however, result in certain anti-takeover effects. Although the Board has no present intention of doing so, it could use the increased number of authorized shares of Common Stock to make more difficult or discourage an attempt to obtain control of the Company, such as by issuing additional shares of Common Stock to purchasers who might join with the Board in opposing a takeover attempt. The existence of the additional authorized shares of Common Stock could have the effect of discouraging an attempt by any potential acquiror, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, since the issuance of the additional shares of Common Stock could be used to dilute the stock ownership of the potential acquiror. To the extent that takeovers are thereby discouraged, stockholders may not have the opportunity to dispose of all or a part of their stock at a price that may be higher than that prevailing in the market. However, it also is possible that making shares of authorized, but unissued, Common Stock available for issuance may have the effect of increasing the price offered to stockholders of the Company in a tender or exchange offer, by encouraging potential acquirors to negotiate with the Board rather than engaging in abusive takeover practices such as partial takeovers and front-end loaded, two-step takeovers and freeze-outs.

         The Board is not currently aware of any pending or proposed effort to take over or acquire control of the Company.

VOTE REQUIRED

         The approval of the amendment to the Certificate requires the affirmative vote of the holders, as of the Record Date, of a majority of the outstanding shares of Common Stock of the Company. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Abstentions and broker non-votes will not be deemed affirmative votes and will have the same effect as a negative vote on the proposal. Such votes, however, will be counted in determining whether a quorum is present.












          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
             THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
          INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
           COMMON STOCK FROM 24,000,000 SHARES TO 48,000,000 SHARES.

                                 PROPOSAL NO. 3

                           1997 EQUITY INCENTIVE PLAN

         The Company's 1994 Equity Incentive Plan (the "1994 Plan") was approved by the Company's stockholders in November 1994. Under the 1994 Plan, 1,400,000 shares of the Company's Common Stock were reserved for issuance. As of September 22, 1997, the Record Date, 953,125 shares are subject to outstanding options and 223,492 options have been exercised under the 1994 Plan, leaving only 223,383 shares available for future grants and awards.

         On September 19, 1997, the Board adopted, subject to stockholder approval, the Company's 1997 Equity Incentive Plan (the "1997 Plan"). The 1994 Plan will terminate effective upon approval of the 1997 Plan. No further grants will thereafter be made under the 1994 Plan, although it will continue to govern outstanding awards thereunder. Under the 1997 Plan, awards of incentive stock options may be granted to employees of the Company and non-qualified stock options, restricted stock and other Common Stock-based awards may be granted or made to current and prospective officers, directors, employees, consultants and advisers of the Company and its subsidiaries. The number of shares of Common Stock reserved for issuance under the 1997 Plan is equal to 850,000 shares, plus the number of shares remaining available under the 1994 Plan when it is terminated. The shares reserved under the 1997 Plan are subject to anti-dilution and other adjustments summarized below.

         The full text of the 1997 Plan is set forth in Appendix B to this Proxy Statement. The major features of the 1997 Plan are summarized below, but this summary is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined have the meanings given to them in the 1997 Plan.

PURPOSE

         The purpose of the 1997 Plan is to promote the interests of the Company by enabling the Company to motivate, attract and retain the services of persons upon whose judgment, efforts and contributions the success of the Company's business depends, and by aligning the personal interest of those persons with the interests of the Company's stockholders. The Company believes the adoption of the 1997 Plan is necessary to enable it to compete successfully with other companies and is essential to the Company's ability to retain highly qualified, experienced personnel and recruit additional qualified individuals.

ADMINISTRATION

         The 1997 Plan is administered by a Committee of two or more non-employee Board members as appointed by the Board of Directors. The Committee has the power and authority, among other things, to (i) designate participants and to determine the types of Awards granted to each participant; (ii) determine the number of shares reserved under such Award or grant, the exercise price, terms and conditions, duration and payment provisions of the Awards, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof, (iii) interpret the 1997 Plan, and any Award or grant thereunder and any documentation evidencing the 1997 Plan, Award or grant, (iv) establish, adopt or revise any regulations or rules deemed appropriate for the administration of the 1997 Plan; and (v) to make all other decisions and determinations or interpretations required.

ELIGIBILITY

         Awards or grants under the 1997 Plan may be made to any individual who is an officer, director or other employee (including employees who also are directors or officers), consultant, independent contractor, or adviser of the Company or its subsidiaries, and to other individuals the Company proposes to engage in one of the foregoing capacities, as determined by the Committee.

PLAN AWARDS

         The 1997 Plan provides for the grant of (i) Incentive Stock Options,
(ii) Non-Qualified Stock Options, (iii) Restricted Stock and (iv) Stock Reference Awards.

         A stock option is the right to purchase shares of the Company's Common Stock at a set price specified in the Award agreement. An Incentive Stock Option ("ISO") is an option that is intended to satisfy the requirements specified in
Section 422 of the Internal Revenue Code. Under the Code, ISOs may only be granted to employees. A Non-Qualified Option is any stock option other than an Incentive Stock Option. An award of Restricted Stock is a grant of Common Stock or an offer to sell shares of Common Stock to a participant subject to restrictions on sale of the shares of Common Stock or other transfer by the participant as may be determined by the Committee. The 1997 Plan permits the Committee to grant or sell Restricted Stock to participants with certain vesting restrictions or a risk of forfeiture for a period to be determined by the Committee as of the date of the award. A Stock-Reference Award is an award payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock of the Company.

         The 1997 Plan grants the Committee discretion to determine when stock options or other awards will become exercisable and the vesting period of options and awards. Vesting of stock options and other exercisable rights granted under the 1997 Plan may be accelerated, and restrictions on other outstanding awards may lapse, upon a change in control of the Company as defined in the 1997 Plan.

         No individual may be granted Awards of options or Restricted Stock for more than 250,000 shares of the Company's Common Stock in any one fiscal year, provided that Awards for up to 500,000 shares may be granted in the fiscal year during which a participant becomes an employee of the Company. The maximum payment (or value of stock issued) under a Stock-Reference Award to any one individual if $500,000 for any annual performance period. Restricted Stock and Stock-Reference Awards may be subject to performance goal requirements based on one or more business criteria, which may include, among other things, stock price, market share, sales, earnings, earnings per share, return on equity or costs. The Committee may designate one or more performance goal criteria for any Award.

         The 1997 Plan generally provides that no right or interest of a participant in any award made under the 1997 Plan may be sold, assigned or otherwise transferred other than by will, beneficiary designation, or the laws of descent and distribution, with limited exceptions as provided by applicable law, but grants the Committee the discretion to determine whether a participant may assign or otherwise transfer any of his or her rights to specified individuals or classes of individuals, or to a trust, partnership or other entity for the benefit of those individuals.

         If the Company subdivides the outstanding Common Stock, declares a stock dividend, declares or implements a dividend other than a stock dividend in an amount that has a material effect on the price of the Common Stock, or implements a combination or consolidation of the outstanding Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it deems appropriate in the shares applicable to future and outstanding Awards, exercise prices and other references to Common Stock under the Plan. If the Company is a party to a merger, consolidation or other reorganization, outstanding Awards shall be subject to the agreement of merger, consolidation or reorganization. Such an agreement may provide, among other things, for the continuation of outstanding Awards, for their assumption by the surviving corporation, for substitution by the surviving corporation of its own awards, for accelerated vesting, accelerated expiration and/or lapse of restrictions, or for cash settlement. If the agreement does not provide for one of those alternatives, then vesting of all outstanding options, and other exercisable rights under the 1997 Plan is accelerated and all restrictions on other Awards lapse, upon the effectiveness of the transactions contemplated by such agreement. If any Awards under the 1997 Plan or the 1994 Plan are forfeited, terminate, expire or lapse for any reason, any shares of Common Stock subject to the Award will become available for additional grants under the 1997 Plan. In addition, any shares of Common Stock delivered to the Company in payment for Common Stock purchased under the 1997 Plan or the 1994 Plan (or related withholding taxes) will become available for additional grants under the 1997 Plan.

AMENDMENT, DURATION, TERMINATION OF THE STOCK PLAN

         The Plan will become effective upon stockholder approval. If not terminated sooner in accordance with its terms, the 1997 Plan shall terminate upon the earlier of (a) ten (10) years after the effective date, or (b) the date on which all shares available for issuance under the 1997 Plan have been awarded. With the approval of the Board, the Committee may terminate, amend or modify the 1997 Plan. Any such terminations, amendments or modifications shall be subject to the approval of the Company's stockholders where required by applicable laws, regulations and rules..

NEW PLAN BENEFITS

         No awards will be granted under the 1997 Plan until it is approved by the Company's stockholders. Awards under the 1997 Plan are discretionary in the judgment of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 1997 Plan or the benefits that would have been received by such participants if the 1997 Plan had been in effect in fiscal year ended June 30, 1997.

FEDERAL INCOME TAX INFORMATION

         The rules governing the tax treatment of Common Stock-based awards, including options and stock acquired upon the exercise of options, are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. The federal income tax consequences of the grant of Awards under the 1997 Plan and the subsequent disposition of shares of Common Stock acquired thereby may be summarized as set forth below.

         INCENTIVE STOCK OPTIONS. An employee is not taxed for regular income tax purposes either at the time of the award or at the time of exercise of the option. The difference between the exercise price and the fair market value of the stock at the time of exercise, however, generally constitutes income for alternative minimum tax purposes. Generally, the Company is not entitled to a deduction with respect to the grant or exercise of an ISO. If an employee holds the stock acquired upon exercise of an ISO for at least two years from the date of the grant and at least one year following the date of exercise, the difference between the amount paid for the stock and the subsequent sales price is treated as long-term capital gain or loss. If these holding period requirements are not satisfied, the employee is generally taxed, at ordinary income tax rates, on the difference between the exercise price and the fair market value of the stock as of the date of exercise and the Company is then entitled to a corresponding deduction.

         NON-QUALIFIED STOCK OPTIONS. The grant of a Non-Qualified Stock Option typically does not produce any taxable income for the participant, and the Company is not entitled to a deduction at that time. Upon exercise of a Non-Qualified Stock Option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirements of reasonableness, and the satisfaction of any reporting obligations, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than the applicable holding period.

         LIMITATION ON COMPENSATION DEDUCTION. Publicly-held corporations are precluded from deducting compensation paid to certain of their executive officers in excess of $1 million. The employees covered by the $1 million limitation on deductibility of compensation include the chief executive officer and those employees whose annual compensation is required to be reported to the Securities and Exchange Commission because the employee is one of the Company's four highest compensated employees for the taxable year (other than the chief executive officer).

         Compensation attributable to stock options and other Common Stock-based awards generally is included in an employee's compensation for purposes of the $1 million limitation on deductibility of compensation. However, there is an exception to the $1 million deduction limitation for compensation (including compensation attributable to stock options) paid pursuant to a qualified performance-based compensation plan. Compensation attributable to a stock option is deemed to satisfy the qualified performance-based compensation exception if
(i) the grant is made by a Compensation Committee comprised of qualifying outside directors, (ii) the plan under which the options may be granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee, (iii) under the terms of the option, the amount of compensation the employee would receive is based solely on an increase in the value of the shares after the date of the grant (e.g., the option is granted at fair market value as of the date of the grant), and (iv) the individuals eligible to receive grants, the maximum number of shares for which grants may be made to any employee, the exercise price of the options and other disclosures required by SEC proxy rules are disclosed to, and subsequently approved by stockholders. The exercise price of all options intended to qualify for this exemption will be at least the fair market value of the Common Stock on the date of grant.

         Compensation attributable to Restricted Stock and Stock-Reference Awards is deemed to satisfy the qualified performance-based compensation exception if (i) the grant is made by a Compensation Committee composed of qualifying outside directors, (ii) the plan under which the options may be granted states the maximum amount of compensation payable to participants under such Awards, (iii) the terms of the Award base compensation solely on attainment of one or more pre-established objective performance goals, (iv) the Compensation Committee certifies in writing to satisfaction of the performance goals and other material terms and (v) the individuals eligible to receive grants, a description of the business criteria on which the performance goals are based, the maximum amount of compensation payable, and other disclosures required by the SEC proxy rules are disclosed to, and subsequently approved by, the stockholders.

         In order to satisfy the stockholder approval requirements applicable to qualified performance-based compensation plans, there must be a separate stockholder vote in which a majority of the votes cast on the issue are cast in favor of approval. The 1997 Plan is being submitted to stockholders at the Meeting in part, to satisfy this requirement. If the stockholder approval and the other requirements applicable to qualified performance-based compensation plans are satisfied (including grant by a committee of qualifying outside directors), the $1 million compensation deduction limitation will not apply to stock options with an exercise price equal to or greater than the fair market value of the underlying shares of the date of grant and the Committee will have the authority to grant Restricted Stock and Stock-Reference Awards to which that limitation will not apply.

VOTE REQUIRED

         Approval of the 1997 Plan requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting, provided that a quorum is present. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Abstentions will be counted as present or represented for purposes of determining both the presence or absence of a quorum and the number of shares entitled to vote on the proposal and as a practical matter will have the same effect as a vote AGAINST the proposal. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining the number of shares entitled to vote on the proposal. The practical effect of broker non-votes is to reduce the number of affirmative votes required to achieve a majority for the proposal by reducing the total number of shares from which the majority is calculated.








                    THE BOARD RECOMMENDS A VOTE FOR APPROVAL
                        OF THE 1997 EQUITY INCENTIVE PLAN

                                 PROPOSAL NO. 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board, upon the recommendation of its Audit and Finance Committee, has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending June 30, 1998, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. Arthur Andersen LLP began auditing the Company's financial statements with the fiscal year ended June 30, 1984. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the election, the Audit and Finance Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

         Ratification of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting, provided that a quorum is present. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Abstentions will be counted as present or represented for purposes of determining both the presence or absence of a quorum and the number of shares entitled to vote on the proposal and as a practical matter will have the same effect as a vote AGAINST the proposal. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining the number of shares entitled to vote on the proposal. The practical effect of broker non-votes is to reduce the number of affirmative votes required to achieve a majority for the proposal by reducing the total number of shares from which the majority is calculated.




          THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of August 31, 1997, by (a) each stockholder who is known by the Company to own beneficially more than 5% of the Common Stock, (b) each executive officer of the Company named in the Summary Compensation Table below, (c) each director of the Company, and (d) all directors and executive officers of the Company as a group.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNERSHIP(1)        PERCENT
------------------------------------                             ------------        -------
Putnam Investments, Inc. (2)                                      2,551,801             14.3
One Post Office Square
Boston, Massachusetts  02109

FMR Group(3)                                                      2,267,800             12.7
82 Devonshire Street
Boston, Massachusetts  02109

Steven D. Whiteman (4)                                              313,009             1.8

Michael A. Wolf(5)                                                  220,499             1.2

Arthur C. Patterson(6)                                               82,081             *

John J. Barry III (7)                                                36,412             *

Kevin M. Hickey (8)                                                  39,327             *

Colin J. Reardon (9)                                                 35,834             *

J. David Parrish (10)                                                27,336             *

Alexander S. Kuli (11)                                               26,668             *

Jean-Luc G. Valente (12)                                             10,562             *

All Executive Officers and Directors as a Group (13)                613,234             3.4
   (10 persons)

------------------------
* Represents beneficial ownership of less than 1%.

(1) Except as otherwise noted, and subject to community property laws where applicable, each of the stockholders named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by the stockholder. Applicable percentages are based on 17,798,170 shares of Common Stock outstanding as of August 31, 1997, adjusted as required by rules promulgated by the SEC.

(2) Represents (a) 2,341,951 shares held by Putnam Investment Management, Inc. ("PIM") and (b) 209,850 shares held by The Putnam Advisory Company, Inc. ("PAC"), each a registered investment adviser under the Investment Advisers Act of 1940. PIM and PAC are deemed to be beneficial owners of the shares held by their respective investment advisory clients. Putnam Investment, Inc. ("PI"), a wholly owned subsidiary of Marsh & McLennan Company, Inc. ("M&McL"), is the sole owner of PIM and PAC. PI and M&McL disclaim the power to vote or dispose of, or to direct the voting or disposition of, any of the securities owned by PIM and PAC.

(3) Represents (a) 846,800 shares held by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. as a result of its serving as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and serving as investment adviser to certain other funds which are generally offered to limited groups of investors; (b) 1,308,700 shares held by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans and serving as investment adviser to certain other funds which are generally offered to limited groups of investors; (c) 112,300 shares held by Fidelity International Limited, as a result of its serving as investment adviser to various non-US investment companies. FMR Corp. is deemed to have the sole power to vote or direct the vote of 1,308,700 shares, and it has the sole power to dispose or to direct the disposition of 2,155,500 shares. Fidelity International Limited has sole voting and dispositive power with respect to all the shares it beneficially owns.

(4) Includes 36,000 shares held by a trust for the benefit of Steven D. and Beverly C. Whiteman, of which Mr. Whiteman is trustee, and 81,251 shares that Mr. Whiteman may acquire upon the exercise of options exercisable within 60 days of August 31, 1997. Does not give effect to the sale of 30,000 shares of Common Stock by The Whiteman Family Trust in connection with an underwritten secondary offering by the Company and certain selling stockholders in September 1997.

(5) Includes 12,500 shares held by a trust of which Mr. Wolf is trustee and beneficiary and 108,164 shares held by a limited partnership of which Mr. Wolf is the general partner. Also includes 30,359 shares that Mr. Wolf may acquire upon the exercise of options exercisable within 60 days of August 31, 1997.

(6) Represents 47,913 shares held by Mr. Patterson individually, 7,500 shares held by Mr. Patterson's spouse and two minor children, and 26,668 shares that Mr. Patterson may acquire upon the exercise of options exercisable within 60 days of August 31, 1997.

(7) Does not give effect to the sale of 10,000 shares of Common Stock by Mr. Barry in connection with an underwritten secondary offering by the Company and certain selling stockholders in September 1997.

(8) Includes 31,415 shares that Mr. Hickey may acquire upon the exercise of options exercisable within 60 days of August 31, 1997. Does not give effect to the sale of 3,912 shares of

         Common Stock and the exercise of options with respect to 16,088 shares of Common Stock and the sale of such shares by Mr. Hickey in connection with an underwritten secondary offering by the Company and certain selling stockholders in September 1997.

(9) Represents 35,834 shares that Mr. Reardon may acquire upon the exercise of options exercisable within 60 days of August 31, 1997.

(10) Includes 26,668 shares that Mr. Parrish may acquire upon the exercise of options exercisable within 60 days of August 31, 1997. Does not give effect to the exercise of options with respect to 13,000 shares of Common Stock and the sale of such shares in connection with an underwritten secondary offering by the Company and certain selling stockholders in September 1997.

(11) Represents 26,668 shares that Mr. Kuli may acquire upon the exercise of options exercisable within 60 days of August 31, 1997.

(12) Includes 10,562 shares that Mr. Valente may acquire upon the exercise of options exercisable within 60 days of August 31, 1997.

(13) Includes 260,441 shares that such executive officers and directors may acquire upon the exercise of options exercisable within 60 days of August 31, 1997. Does not give effect to the sale of 43,912 shares of Common Stock and the exercise of options with respect to 46,088 shares of Common Stock and the sale of such shares by certain officers and directors in connection with an underwritten secondary offering by the Company and certain selling stockholders in September 1997.



                                   MANAGEMENT

EXECUTIVE OFFICERS

         The executive officers of the Company are elected to serve annual terms at the first Board meeting following the Meeting. Certain information concerning the Company's executive officers is set forth below:


          NAME                       AGE      POSITION
          ----                       ---      --------
Steven D. Whiteman                   46       Chairman of the Board, Chief Executive Officer and President
Kevin M. Hickey                      39       Executive Vice President and Chief of Operations
Mark R. Schonau                      41       Senior  Vice  President,  Finance  and  Administration,  Chief
                                              Financial Officer and Treasurer
Catherine R. Hardwick                38       Vice President, General Counsel and Secretary
Colin J. Reardon                     44       Senior Vice President, International Operations
Jean-Luc G. Valente                  37       Senior Vice President, Marketing

EXECUTIVE COMPENSATION

         The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended June 30, 1997, 1996 and 1995 by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, which ranking is based on salary and bonus earned during the fiscal year ended June 30, 1997 (together, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                 Annual Compensation              Compensation
                                              ------------------------      -------------------------
                                                                                           Restricted    Securities          All
                                              Fiscal                                          Stock       Underlying        Other
Name and Principal Position                    Year           Salary         Bonus         Award(s)(1)     Options      Compensation
---------------------------                    ----           ------         -----         -----------     -------      ------------
Steven D. Whiteman                             1997          $200,000       $181,980          --                --       $  1,885(3)
   Chairman of the Board, President            1996          $186,000       $ 81,500          --                --       $  1,954(3)
      and Chief Executive Officer              1995          $175,000       $ 84,000          --(2)        130,000             --

Kevin M. Hickey                                1997          $137,500       $227,151          --            40,000       $  1,885(3)
   Executive Vice President and                1996          $132,000       $151,003          --                --       $  2,110(3)
      Chief of Operations                      1995          $120,000       $ 97,681          --           100,000             --


Colin J. Reardon                               1997          $163,256       $202,000          --            40,000       $  8,170(5)
   Senior Vice President,                      1996          $148,530       $ 80,872          --                --       $  6,967(5)
      International Operations                 1995(4)       $133,211       $113,270          --           146,668       $  1,219(5)


Michael A. Wolf (6)                            1997          $177,500       $106,048          --                --       $  1,849(3)
   Former Executive Vice President             1996          $169,000       $ 47,250          --                --       $  1,468(3)
      and Chief Technology Officer             1995          $160,000       $ 63,350          --(7)        100,000             --


Jean-Luc G. Valente                            1997          $170,000       $ 74,580          --                --       $  2,116(3)
   Senior Vice President, Marketing            1996(8)       $ 30,295             --          --            80,000             --


(1) Prior to the Company's initial public offering in March 1995, the Common Stock of the Company had not been publicly traded. The Board, in connection with sales of restricted stock to officers and directors from time to time, determined the fair market value of the Common Stock as of the sale date. For the purpose of calculating the value of restricted stock acquisitions on the date of purchase, the Company has used the Board's determination of fair market value made on the date of purchase. All restricted stock purchased by the Named Executive Officers is subject to the Company's option to repurchase such shares upon termination of employment and certain other events. The Company's repurchase option expires as to an equal portion of the restricted stock annually over periods from four to five years. Holders of restricted stock are entitled to receive any dividends declared on the Company's Common Stock. Restricted stock is entitled to full voting and dividend rights.

(2) Mr. Whiteman purchased 100,000 shares of restricted stock on January 18, 1994 and 66,666 shares of restricted stock on October 26, 1993 at the then current fair market value as determined by the Board. The purchase price for these shares was paid through cash payments and execution of full-recourse promissory notes. Mr. Whiteman's aggregate restricted stock holdings as of June 30, 1997 were 224,000 shares, valued (net of the purchase prices paid) at $11,246,500.

(3) Amounts represent Company matching contributions under the 401(k) Profit Sharing Plan and Trust.

(4) Mr. Reardon commenced his employment with the Company on August 1, 1994.

(5) The Company provides a contribution to Mr. Reardon's private pension plan that matches his private contributions, up to a maximum of 5% of his base salary per year. The Company's matching contribution is paid directly to the pension company administering Mr. Reardon's account, on a monthly basis. The contribution obligation began on May 1, 1995.

(6) Mr. Wolf resigned as an officer and director of the Company effective July 17, 1997. Mr. Wolf is currently a consultant to the Company. See "Employment and Consulting Agreements."

(7) Mr. Wolf purchased 40,000 of restricted stock on October 12, 1993 at the then current fair market value as determined by the Board. The purchase price for these shares was paid through a cash payment and execution of a full-recourse promissory note. Mr. Wolf's aggregate restricted stock holdings as of June 30, 1997 were 37,334 shares, valued (net of purchase price paid) at $1,880,700.50.

(8) Mr. Valente commenced his employment with the Company on April 11, 1996.


         OPTION GRANTS, EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth certain information regarding stock option grants to the Named Executive Officers during the fiscal year ended June 30, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                                     STOCK PRICE
                                                                                                   APPRECIATION FOR
                                                 INDIVIDUAL GRANTS                                 OPTION TERM(4)
                                                 -----------------                                 --------------
                                                 PERCENT OF
                                                   TOTAL
                                 NUMBER OF        OPTIONS
                                 SECURITIES      GRANTED TO
                                 UNDERLYING     EMPLOYEES IN    EXERCISE OR
                                  OPTIONS          FISCAL       BASE PRICE      EXPIRATION
NAME                              GRANTED         YEAR(2)      ($/SHARE)(3)        DATE            5%           10%
----                              -------         -------      -----------         ----            --           ---
Steven D. Whiteman                  ---

Kevin M. Hickey                  40,000(1)         7.26%          $17.00        7/15/2001     $231,265.04   $524,661.48

Colin J. Reardon                 40,000(1)         7.26%          $17.00        7/15/2001     $231,265.04   $524,661.48

Michael A. Wolf(5)                  ---

Jean-Luc G. Valente                 ---


(1) The options granted are non-qualified stock options issued under the Company's 1994 Equity Incentive Plan. Twenty-five percent of these options become exercisable on July 15, 1997 and cumulatively thereafter, 6.25% of the shares shall become exercisable at the end of each three-month period.

(2) Based on an aggregate of 551,150 shares subject to options granted to employees in the fiscal year ended
         June 30, 1997.

(3) The exercise price per share under each option was equal to the fair market value of the Common Stock on the date of grant.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

(5) Mr. Wolf resigned as an officer and director of the Company effective July 17, 1997. Mr. Wolf is currently a consultant to the Company. See "Employment and Consulting Agreements."


                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                        AND FISCAL YEAR-END OPTION VALUES


                                 SHARES                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              ACQUIRED ON        VALUE           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
NAME                            EXERCISE      REALIZED(1)    OPTIONS AT FISCAL YEAR END (#)    AT FISCAL YEAR END ($)(2)
----                            --------      -----------    ------------------------------    -------------------------
                                                                EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
Steven D. Whiteman                ---             ---                 73,126/56,874           $3,418,640.50/$2,658,859.50

Kevin M. Hickey                  84,254        $2,668,114            12,666/112,414            $592,135.50/$4,826,668.75

Colin J. Reardon                 41,337        $1,460,428             5,000/114,999            $233,750.00/$4,881,203.25

Michael A. Wolf(3)                ---             ---                 56,251/43,749           $2,629,734.25/$2,045,265.75

Jean-Luc G. Valente              16,626         $522,680               ---/63,374                  ---/$2,515,155.62

(1) The "Value Realized" reflects the appreciation on the date of exercise, based on the excess of the fair market value of the shares on the date of exercise over the exercise price. These amounts do not necessarily reflect cash realized upon the sale of those shares, as an executive officer may keep the shares exercised, or sell them at a different time and price.

(2) The "Value" set forth in this column is based on the difference between the fair market value at June 30, 1997 ($50.75 per share as quoted on The Nasdaq Stock Market), and the option exercise price, multiplied by the number of shares underlying the option.

(3) Mr. Wolf resigned as an officer and director of the Company effective July 17, 1997. Mr. Wolf is currently a consultant to the Company. See "Employment and Consulting Agreements."

EMPLOYMENT AND CONSULTING AGREEMENTS

         Mr. Reardon was employed by the Company effective August 1, 1994. At that time, the Company entered into an employment agreement with Mr. Reardon which sets forth the basic terms of his employment, including salary, working hours and holidays, vacation and sick time and a car allowance. In addition, the agreement provides that it is terminable by either party upon six months written notice and that the Company may pay Mr. Reardon his salary and contractual benefits for the six month period in lieu of notice.

         Mr. Hickey has an agreement with the Company that in the event of his termination, without cause, the Company will continue to pay his base salary and health benefits for a period of six months after the termination.

         Mr. Wolf resigned as an officer and director of the Company effective July 17, 1997 and entered into a consulting agreement with the Company effective August 1, 1997. Pursuant to the agreement, Mr. Wolf will provide consulting advice in the areas of business and product development, strategic planning and technology acquisitions. The agreement terminates on August 31, 1998. The agreement provides for the Company to pay Mr. Wolf a consulting fee of $156,000, payable in equal monthly installments. In addition, the agreement provides that during the term of the agreement the terms and conditions of Mr. Wolf's stock option agreements and restricted stock purchase agreements will be continued as if Mr. Wolf's employment with the Company had not terminated. The agreement contains certain noncompetition, nonsolicitation and nondisclosure provisions that limit or prohibit Mr. Wolf from competing with the Company, soliciting the Company's customers or using the Company's proprietary information following the termination of the agreement.

         Pursuant to the terms of various purchase agreements between the Company and each of the executive officers relating to stock options and restricted stock, the Company has agreed to accelerate the vesting of options, or waive its right of repurchase, in the case of restricted stock, in the event of a change of control of the Company (as defined in the applicable agreement). Restricted stock agreements and stock options granted under the 1986 Stock Option Plan provide that one-half of the shares subject to the agreement would automatically vest if the executive officer's employment is terminated or if he suffers a material reduction in his level of responsibility and authority within six months after a change of control of the Company. The 1994 Equity Incentive Plan provides that all outstanding options and other awards granted thereunder vest automatically upon a change in control.


                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board (the "Committee") is made up of three non-management directors. Working with the chief executive officer, the Committee is responsible for developing and implementing compensation policies and programs for the executive officers of the Company. This Committee also is responsible for administering the 1994 Equity Incentive Plan, the proposed 1997 Equity Incentive Plan and the Employee Stock Purchase Plan.

         For fiscal 1997, the process utilized by the chief executive officer and the Committee in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered were informal research into compensation levels at other similarly sized growth companies. However, no formal study was conducted and the Committee made the final compensation decisions.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The guiding principle behind the Committee's compensation programs is to align compensation of executive officers of the Company with the Company's business objectives, desired corporate performance, Company values and stockholder interests. Supporting this philosophy, the objectives of the compensation program are to (a) provide rewards that are closely linked to Company and individual performance; (b) provide incentives to achieve long-term corporate goals and enhance stockholder value; and (c) ensure that executive compensation is at levels which enable the Company to attract and retain the highly qualified and productive people critical to the long-term success of the Company.

         The key elements of the Company's executive compensation program include a base salary and certain employee benefits, short term performance incentives and long-term equity incentives.

BASE SALARIES AND EMPLOYEE BENEFITS

         Base salaries for executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Annual salary adjustments, if any, are determined primarily by evaluating the performance of each executive officer, including the individual's contributions to corporate goals, any increases in responsibilities and attainment of specific individual objectives, as well as past performance and potential with the Company. Other factors include growth in the Company's size and complexity, cost of living increases, internal compensation equity considerations and overall Company performance. For fiscal 1997, the base salaries of the executive officers as a group were increased at an average rate of 5.2%.

         Certain employee benefits are also provided to executive officers, including life and health insurance, long-term disability insurance and the right to participate in the Company's 401(k) plan and the Employee Stock Purchase Plan.

SHORT TERM PERFORMANCE INCENTIVES

         Revenue Commissions. A key component of compensation for executive officers responsible for the sales of products and services of the Company is payment of commissions. Commissions are set at a percentage of revenue derived from the officer's territorial area of responsibility. Both the Executive Vice President (who was serving as Senior Vice President, Americas Operations during this past fiscal year) and the Senior Vice President, International Operations have compensation plans in which they are assigned revenue quotas that support the

Company's objectives and which provide a set percentage as a commission for revenue received from the license of products and the provision of professional services within their respective territories. The commission rate increases for revenue generated over the assigned quotas. As a result, a significant portion of the compensation of the executive officers who are directly responsible for sales of the Company's products and services is dependent on achieving specified revenue goals.

         Profit Bonuses. In addition to revenue commissions, the Executive Vice President and the Senior Vice President, International Operations were also paid quarterly bonuses based on the achievement of budgeted profit objectives for their respective departments. For these officers, the Committee set quarterly "Operations Profitability" goals. If such officer's department did not achieve at least 75% of the set quarterly profitability goal, no target bonus would have been paid for that quarter, and the target bonus would not be recoverable in subsequent quarters. If the officer's department achieved at least 75% but no more than 90% of the quarterly profitability goal, one-half of the target bonus would have been paid. If the officer's department achieved over 90% of the quarterly profitability goal, target bonuses were based on the percent of the goal achieved, with additional incentives if the officer's department surpassed the quarterly profitability goal by ten percent or more. The Executive Vice President's quarterly bonus was capped at $12,000 per quarter. This profitability component was designed to provide significant incentives for the participants to achieve performance at or above the Operations Profitability goals. Both officers received profit bonuses in all quarters in fiscal 1997, and the Executive Vice President reached the maximum quarterly bonus in three of the four quarters. As a result, quarterly bonuses paid under the Bonus Plan to these officers totaled on average $23,128 for each quarter.

         Executive Bonus Plan. All of the executive officers participated in the Viasoft Executive Bonus Plan for fiscal year 1997 (the "Bonus Plan"). The Bonus Plan is designed to reward all executive officers for the Company's financial performance above certain set targets. The Committee set annual "Income Before Taxes" goals and annual target bonuses for each executive officer, based primarily on the degree of responsibility of the officer for the overall achievement of the Company's pre-tax income goals, taking into consideration other incentive compensation. If the Company achieved at least 85% but less than 90% of the annual goal, one-half of the target bonus would have been paid. If the Company achieved 90% but less than 105% of the annual goal, target bonuses were based on the percent of the goal achieved, with additional incentives if income before taxes surpassed the annual goal by five percent or more. The Compensation Committee designed the Bonus Plan to pay bonuses only for performance substantially over actual performance for the previous fiscal year. For example, performance at 100% of the annual goal constituted an increase of approximately 34% over the prior fiscal year's actual Income Before Taxes. The potential annual bonuses for the Executive Vice President and Senior Vice President, International Operations under the Bonus Plan were substantially lower than those of the other executive officers in light of the potential commissions and quarterly bonuses for those officers described above. For fiscal 1997, the Company surpassed its annual Income Before Taxes goal, resulting in annual bonuses paid under the Bonus Plan totaling $433,291, paid to seven executive officers. These annual bonuses for executive officers ranged from $22,350 to $151,980. See "Executive Compensation - Summary Compensation Table."

      In addition to annual goals and target bonuses, the Committee also set quarterly goals and target bonuses. Similar to the annual target bonuses, the quarterly target bonuses are based primarily on the degree of responsibility of the officer for the overall achievement of the quarterly goals, taking into consideration other incentive compensation. For all executive officers other than the Executive Vice President and the Senior Vice President, International Operations, the Committee set a quarterly "Income Before Taxes" goal. If the Company did not achieve the set quarterly pre-tax income goal, no target bonus would have been paid for that quarter, and the target bonus would not be recoverable in subsequent quarters. The quarterly Income Before Taxes goals were met in all quarters in fiscal 1997. As a result, quarterly bonuses paid under the Bonus Plan totaled an aggregate of $21,000 per quarter for each of the four quarters, representing bonuses paid to five officers.

LONG TERM EQUITY INCENTIVES

      Long-term incentive compensation, in the form of stock options or restricted stock, vesting over a period of years, allows the executive officers to share in any appreciation in value of the Company's Common Stock and directly aligns the officers' interests with those of its stockholders. This strategy encourages creation of stockholder value over the long term because the full benefit of the compensation cannot be realized unless stock price appreciation occurs over several years. The Committee frequently awards stock options to employees appointed as officers of the Company, either upon joining the Company or upon appointment as an officer. Mr. Schonau, Senior Vice President, Finance & Administration and Chief Financial Officer, received options upon joining the Company. Additional grants of options are made at various times, taking into consideration the existing levels of stock ownership, previous grants of stock options, job responsibilities and individual performance. Stock options were awarded to Messrs. Hickey and Reardon early in the fiscal year. A total of 220,000 options were granted to executive officers during fiscal year 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      The compensation for the Company's President and Chief Executive Officer, Steven D. Whiteman, was determined based on the same policies and criteria as the compensation of the other executive officers, as discussed above. During fiscal 1997, Mr. Whiteman's compensation included a base salary and cash bonuses. Mr. Whiteman's salary for fiscal 1997 was set at $200,000, an increase of $14,000, or approximately 7.5% from the prior fiscal year. This increase was due to the Committee's subjective evaluation of Mr. Whiteman's performance. A significant portion of Mr. Whiteman's total compensation for fiscal 1997 was in the form of cash bonuses under the Executive Bonus Plan, which tied his compensation to the achievement of financial performance objectives; specifically, budgeted Income Before Taxes goals. The Committee believed that at least one-third of Mr. Whiteman's cash compensation should be variable and based on the performance of the company and designed the mix of salary and bonuses to meet that objective at 100% performance by the Company of the pre-tax income goals set in the Executive Bonus Plan. Because the Company significantly surpassed the financial objectives set, Mr. Whiteman's performance bonuses under the Executive Bonus Plan during fiscal 1997 totaled $181,980, or approximately 48% of his total cash compensation. The Committee believes that this mix of compensation properly rewards and provides incentives to Mr. Whiteman for his overall responsibility for the performance of the Company.

TAX CONSIDERATIONS

      In August 1993, as part of the Omnibus Budget Reconciliation act of 1993,
Section 162(m) of the Internal Revenue Code was enacted, which provides for an annual one million dollar limitation on the deduction that an employer may claim for compensation of certain executives. While no one executive officer will approach the one million dollar limitation in cash compensation, it is possible that one or more executive officers will in the future have taxable compensation in excess of one million dollars as a result of the exercise and sale of Viasoft Common Stock received from stock options. This would be the result of the significant growth in the price of the Company's stock since its public offering in 1995 because the amount of taxable income to the employee, and the corresponding tax benefit to the Company, is based on the spread between the exercise price of the stock options and the market value at the time of the exercise and sale of the shares.

      Section 162(m) of the Code provides certain exceptions to the one million dollar deduction limitation, and it has been the policy of the Committee to review the possible exceptions and exemptions and to implement them when needed, to the extent feasible and in the best interests of the Company. Consequently, the Committee recommended that the Company include provisions in the new 1997 Equity Incentive Plan that exempts stock options and other grants of equity compensation under the Plan from the one million dollar limitation. See the discussion of Proposal 3 above. Certain previously granted stock options of the Company are not exempt from the one million dollar limitation.


      This report is submitted by the members of the Compensation Committee

J. David Parrish            John J. Barry III, Chair         Arthur C. Patterson

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

      In accordance with Section 16(a) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission, the Company's directors, executive officers and certain other 10% stockholders are required to file reports of ownership and changes in ownership with the SEC and The Nasdaq Stock Market and to furnish the Company with copies of all such reports they file.

      Based solely on its review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during fiscal 1997 all filings required under Section 16(a) applicable to its directors, executive officers and 10% stockholders were satisfied, except as described below. Steven D. Whiteman inadvertently reported dispositions by The Whiteman Family Trust during the months of April and May 1997 on a Form 4 for The Whiteman Family Trust without reporting those dispositions on his personal Form 4. The appropriate disclosures were made on a Form 5 filed by Steven D. Whiteman at the end of the Company's fiscal year.


                             CERTAIN TRANSACTIONS

      Mr. Whiteman, the Company's Chairman of the Board, President and Chief Executive Officer, purchased an aggregate of 380,000 shares of Common Stock pursuant to four restricted stock agreements between December 1991 and January 1994, at prices ranging from $0.3750 per share to $0.75 per share, the fair market value of such shares at the time of purchase as determined by the Board of Directors. Under the agreements, the Company has the right to repurchase the shares upon termination of Mr. Whiteman's employment and certain other events. The Company's repurchase rights expire as to an equal portion of the shares subject to each agreement annually, over periods of four to five years. Mr. Whiteman is currently indebted to the Company pursuant to one promissory note executed in connection with such Common Stock purchases. The note is a full recourse obligation and bears interest at 5.00% per annum. As of August 31, 1997, Mr. Whiteman had reduced his indebtedness to the Company from an original aggregate total of $190,024 principal and interest on all four notes to an aggregate total of $30,782.90.


                       COMPANY STOCK PERFORMANCE GRAPH

      The Company Stock Performance Graph below compares the cumulative total stockholder return on the Common Stock of the Company, on a quarterly basis, from March 1, 1995 (the date of its initial public offering) to June 30, 1997 (the last day of the Company's most recent fiscal year) with the cumulative total return on The Nasdaq Stock Market for United States companies ("Nasdaq Stock Market Index") and the Nasdaq Computer and Data Processing Stocks ("Nasdaq Computer Index") over the same period. This graph assumes a $100 investment at March 1,

1995 in the Company's Common Stock and in each of the indexes and reinvestment of all dividends, if any.

      The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph is not intended to reflect the Company's forecast of future financial performance.

                            STOCKHOLDER PROPOSALS

      Stockholders may submit proposals to be considered for stockholder action at the 1998 Annual Meeting of Stockholders if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy for the 1998 Annual Meeting of Stockholders, proposals must be received by the Company no later than June 11, 1998. Such proposals should be directed to Viasoft, Inc., 3033 North 44th Street, Phoenix, Arizona 85018 to the attention of the Secretary. The Company received no such proposals for the 1997 Annual Meeting of Stockholders.

      If a stockholder desires to bring proper business before an annual meeting of stockholders which is not the subject of a proposal timely submitted for inclusion in the proxy statement as described above, the stockholder must follow procedures outlined in the Company's Bylaws. Pursuant to the Company's Bylaws, a stockholder may propose business to be considered at an annual meeting of the Stockholders, provided that the stockholder (a) is a stockholder of record at the time of giving notice to the Company of the proposal and is entitled to vote at the annual meeting of stockholders where the proposal will be considered, and
(b) complies with the notice procedures of Article III of the Bylaws. That Article provides that the proposing stockholder must deliver written notice of the proposal to the Company's Secretary not earlier than the 90th day nor later than the 60th day prior to the first anniversary of the preceding year's annual meeting. The deadline for a stockholder to deliver notice of a proposal for consideration at the 1997 Annual Meeting of Stockholders was September 17, 1997. The required notice must contain certain information, including information about the stockholder, as prescribed by the Bylaws. The Company did not receive any notices from stockholders for business to be conducted at the Meeting.

      The Bylaws also provide procedures for stockholders to nominate directors for election at an annual meeting of stockholders. These procedures were previously discussed in this Proxy Statement. See "Board of Directors Meetings and Committees."


                                OTHER BUSINESS

      The Board of Directors knows of no matter other than those described in this Proxy Statement that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment in the interest of the Company.

                            ADDITIONAL INFORMATION

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997, which includes consolidated financial statements of the Company, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

      A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT REQUIRED TO BE FILED WITH THE SEC, INCLUDING FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO VIASOFT, INC., 3033 NORTH 44TH STREET, PHOENIX, ARIZONA 85018 TO THE ATTENTION OF THE SECRETARY.


                                          By Order of the Board of Directors


                                          Catherine R. Hardwick
                                          Vice President, General Counsel and
                                          Secretary



THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                  APPENDIX A

                              PROPOSED AMENDMENT
                        TO ARTICLE IV OF THE COMPANY'S
                   RESTATED CERTIFICATION OF INCORPORATION


The first paragraph of Article IV of the Company's Restated Certificate of Incorporation is proposed to be amended as follows:

      The total number of shares of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, of which forty-eight million (48,000,000) shares, of the par value of $0.001 per share, shall be Common Stock ("Common Stock"); and two million (2,000,000) shares, of the par value of $0.001 per share, shall be Preferred Stock ("Preferred Stock"); and

                                  APPENDIX B

                                VIASOFT, INC.
                          1997 EQUITY INCENTIVE PLAN



ARTICLE 1:  PURPOSE.

      1.1 General. The purpose of the Viasoft, Inc. 1997 Equity Incentive Plan (the "Plan") is to promote the interests of Viasoft, Inc. (the "Company"), by enabling the Company to motivate, attract, and retain the services of persons upon whose judgment, efforts, and contributions the success of the Company's business depends. The plan is further intended to align the personal interests of such persons with the interests of stockholders of the Company through equity participation in the Company's growth and success. Capitalized terms not otherwise defined in the text are defined in Article 14.

ARTICLE 2:  EFFECTIVE DATE; TERM.

      2.1 Effective Date. The Plan shall become effective at the date and time of its approval by the stockholders of the Company (the "Effective Date"). The Plan shall be submitted to the stockholders of the Company for their approval at the 1997 Annual Meeting of the Company.

      2.2 Term. This Plan shall terminate on the tenth (10th) anniversary of the Effective Date, subject to Article 12.

ARTICLE 3:  SHARES SUBJECT TO THE PLAN.

      3.1 Number of Shares. The maximum number of shares of Stock reserved and available for delivery pursuant to Awards or which may be used to provide a basis of measurement or valuation of an Award shall be equal to the sum of (a) 850,000 shares, plus (b) any shares of Stock available for future awards under the Predecessor Plan as of the Effective Date, plus (c) the additional shares of Stock described below in this Article 3. No additional grants shall be made under the Predecessor Plan after the Effective Date. The limitations of this
Article 3 shall be subject to adjustment as provided in Section 11.1.

      3.2 Lapsed Awards. To the extent that an Award under the Plan or the Predecessor Plan is forfeited, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, terminates, expires or lapses for any reason, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

      3.3 Payments in Stock. Any shares of Stock tendered (by delivery or attestation) to the Company in connection with payment for Stock purchased pursuant to the Plan or any Predecessor Plan or payment of withholding taxes with respect to any Award shall be added back to the aggregate number of shares reserved and available for Awards under the Plan and only the number of shares of Stock issued net of the number of shares tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

      3.4 Limitations. Subject to adjustment as provided in Section 11.1, the following additional limitations apply under the Plan:

            (a) The maximum number of shares of Stock that may be subject to Awards of Incentive Stock Options shall be 850,000 shares.

            (b) The maximum number of shares of Stock that may be subject to Awards of Options or Restricted Stock granted to any one Participant in a single fiscal year of the Company shall be 250,000 shares; provided, that the maximum number of shares of Stock that may be subject to Awards of Options or Restricted Stock granted to a Participant during the fiscal year of the Company during which his or her service first commences shall be 500,000 shares.

            (c) The maximum payment that can be made for Awards granted to any one individual pursuant to Section 8 (Stock-Reference Awards) shall be $500,000 for any single or combined performance goal established for any annual performance. If an Award granted under Section 8 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of the share of Stock on the first day of the applicable performance period.

      3.4 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.

ARTICLE 4:  ELIGIBILITY.

      4.1 General. Awards may be granted only to an individual who is an officer, director or other employee (including employees who also are directors or officers), consultant, independent contractor, or adviser of the Company or a Subsidiary, and to other individuals the Company or a Subsidiary proposes to engage in one of the foregoing capacities, as determined by the Committee.

ARTICLE 5:  ADMINISTRATION.

      5.1 Committee. The Plan shall be administered by a Committee of the Board that is appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of two or more individuals, each of whom is a member of the Board and neither of whom is an officer or employee of the Company.

      5.2 Authority of Committee. The Committee has the exclusive power, authority, and discretion to:

            (a)   Designate Participants;

            (b) Determine the type or types of Awards to be granted to each Participant;

            (c) Determine the number of Awards to be granted and the number of shares of Stock subject to an Award;

            (d) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

            (e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof, any performance criteria, and any modification or amendment of any Award previously granted, based in each case on such considerations as the Committee in its sole discretion determines;

            (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

            (g) Decide all other matters that must be determined in connection with an Award;

            (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

            (i) Interpret the Plan, any Award, and any Award Agreement in its discretion; and

            (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

      5.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or Nasdaq, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

      5.4 Decisions Binding. All decisions, interpretations, and determinations by the Committee with respect to the Plan, any Award, and any Award Agreement are final, binding, and conclusive on all parties.

ARTICLE 6:  STOCK OPTIONS.

      6.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that such exercise price shall not be less than eight-five percent (85%) of the Fair Market Value as of the date of grant in the case of a Non-Qualified Option and one hundred percent (100%) of such Fair Market Value in the case of an Incentive Stock Option.

            (b) Payment. Payment for Stock issued upon exercise of an Option shall be made in accordance with Article 9 of the Plan.

            (c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, that no Option may be exercisable prior to six months following the date of the grant of such Option. The Committee also shall determine the expiration date of each Option and the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may provide in any Award Agreement with respect to an Option for expiration prior to its expiration date, or for accelerated exercisability, in the event of the Participant's death, disability, retirement, termination of service, or other events.

            (d) Evidence of Option. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee. The Award Agreement shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Option.

      6.2 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

            (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

            (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

            (c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00. Any Options granted that exceed this threshold shall be automatically deemed Non-Qualified Options.

            (d) Ten Percent Owners. An Incentive Stock Option may be granted to a Ten Percent Owner, provided that at the time such option is granted the exercise price per share of Stock shall not be less than 110% of the Fair Market Value and such option by its terms is not exercisable after the expiration of five (5) years from the date of its grant.

            (e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the expiration of ten (10) years from the Effective Date.

            (f) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

            (g) Employees Only. Only common law employees of the Company or a Subsidiary are eligible to receive Incentive Stock Options.

ARTICLE 7:  RESTRICTED STOCK AWARDS.

      7.1 Restricted Stock Awards. The Committee is authorized to make Awards of Restricted Stock to Participants either in the form of a grant of Stock or an offer to sell Stock to a Participant, in such amounts and subject to such terms, conditions and restrictions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement. An Award Agreement may specify whether, and to what extent, holders of Restricted Stock Awards shall have voting, dividend and other rights of holders of Stock.

      7.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, including without limitation "vesting" or forfeiture restrictions, as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      7.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in specified circumstances, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      7.4 Payment and Certificates for Restricted Stock. If a Restricted Stock Award provides for the purchase of Stock by a Participant, payment shall be made pursuant to Article 9 of the Plan. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. To the extent that an Award is granted in the form of newly issued Restricted Stock, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash, cash equivalents or other legal consideration an amount equal to the par value of such Restricted Stock. To the extent that an Award is granted in the form of Restricted Stock from the Company's treasury, no cash consideration shall be required of the Award recipients. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

      7.5 Restrictions on Restricted Stock Awards. Each Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards may be based on one or more business criteria that apply to the individual participant, a business unit of the Company, a Subsidiary or the Company as a whole, and/or performance as compared with that of other publicly-traded companies. Such criteria may include, but are not limited to, stock price, market share, sales, earnings, earnings per share, return on equity, or costs. The Committee may designate a single performance goal criterion, or multiple performance goal criteria.

ARTICLE 8:  STOCK-REFERENCE AWARDS.

      8.1 Grant of Stock-Reference Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into shares of Stock, and awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified divisions or Subsidiaries of the Company.

      8.2 Restrictions on Stock-Reference Awards. Each Stock-Reference Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards may be based on one or more business criteria that apply to the individual participant, a business unit of the Company, a Subsidiary or the Company as a whole, and/or performance as compared with that of other publicly-traded companies. Such criteria may include, but are not limited to, stock price, market share, sales, earnings, earnings per share, return on equity, or costs. The Committee may designate a single performance goal criterion, or multiple performance goal criteria.

ARTICLE 9:  PAYMENT FOR STOCK PURCHASES; WITHHOLDING TAXES;
                  RELOAD OPTIONS.

      9.1 Payment. Payment for Stock purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee in an Award Agreement (or otherwise in writing where permitted by law):

            (a) by cancellation of indebtedness of the Company to the Participant;

            (b) by surrender of (or attestation to the ownership of) Stock, valued at Fair Market Value on the date new Stock is purchased under the Plan; provided, however, that such surrender or attestation shall not be permitted if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Award for financial reporting purposes;

            (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee, secured by the Stock purchased, and bearing interest at a rate sufficient to avoid imputation of income under Sections 482 and 1274 of the Code; provided, however, that Participants who are not employees of the Company shall not be entitled to purchase Stock with a promissory note unless the note is adequately secured by collateral other than the Stock; provided, further, that in the case of newly issued shares of Stock, the portion of the Purchase Price equal to the par value of the Stock, if any, must be paid in cash or other legal consideration;

            (d) by waiver of compensation due or accrued to Participant for services rendered;

            (e) by tender of property acceptable to the Committee;

            (f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock then exists:

                  (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased to pay for the Exercise Price and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Exercise Price and any such withholding taxes directly to the Company;

                  (2) through a "margin" commitment from Participant and a NASD
            Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Exercise Price and any such withholding taxes directly to the Company; or

                  (3) through any other "cashless exercise" procedure approved by the Committee; or

            (g)   by any combination of the foregoing.

      9.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

      9.3 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements. With respect to withholding required upon any taxable event relating to the issuance of Stock under the Plan, Participants may elect, subject to the Committee's approval and any rules or policies adopted by the Committee from time to time, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes. The Committee may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

      9.4 Reload Options. Award Agreements may contain a provision pursuant to which a Participant who pays all or a portion of the exercise price of an Option or the tax required to be withheld pursuant to an exercise of an Option by surrendering shares of Stock pursuant to Sections 9.1 or 9.3, respectively, shall be automatically granted an Option for the purchase of Stock equal to the number of shares surrendered (a "Reload Option"). The grant of the Reload Option shall be effective on the date the Participant surrenders the shares of Stock in respect of which the Reload Option is granted (the "Reload Date"). The Reload Option shall have an exercise price equal to the Fair Market Value of the Stock on the Reload Date, and shall have a term which is no longer, and which shall lapse no later, than the original term of the underlying option. If stock otherwise available under an Incentive Stock Option is withheld pursuant to Section 9.3, any Reload Option granted in connection with the withholding shall be treated as a new Incentive Stock Option, subject to the rules set forth in Section 6.2.

ARTICLE 10:  ADDITIONAL PROVISIONS APPLICABLE TO AWARDS.

      10.1 Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      10.2 Modification or Assumption of Awards. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards (whether granted by the Company or by another issuer) in return for the grant of new Awards for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Award shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Award.

      10.3 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

      10.4 Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

      10.5 Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      10.6 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will, beneficiary designation or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(A) of the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may determine and specify in any Award Agreement for an Award other than an Award that includes an Incentive Stock Option, at the time of granting an Award or thereafter, that a Participant may assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust benefitting such individuals or classes of individuals, or to a partnership or other entity in which all partners or equity owners are such individuals, subject to such restrictions, limitations, or conditions as the Committee deems to be appropriate.

      10.7 Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

ARTICLE 11:  CHANGES IN CAPITAL STRUCTURE; CHANGE OF CONTROL.

      11.1 General; Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Stock, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the price of the Stock, a combination or consolidation of the outstanding Stock (by classification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of shares of Stock available for future Awards under Article 3, (b) the limitations set forth in Article 3, (c) the number and kind of shares of Stock covered by each outstanding Award or (d) the exercise price under each outstanding Option or other Award in the nature of rights that may be exercised. Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

      11.2 Dissolution or Liquidation. To the extent not previously exercised, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

      11.3 Reorganizations. In the event that the Company is a party to a merger, consolidation or other reorganization, outstanding Awards shall be subject to the agreement of merger, consolidation or reorganization. The Committee may cause such agreement to provide, without limitation, (a) for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), (b) for their assumption by the surviving corporation or its parent or subsidiary, (c) for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, (d) for accelerated vesting, accelerated expiration and/or lapse of restrictions, or (e) for settlement in cash or cash equivalents. If the Committee does not cause such agreement to provide for one of the alternatives in (a), (b), (c), (d) or (e) above, then all outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on other Awards shall lapse, upon the effectiveness of the transactions contemplated by such agreement.

      11.4 Effect of Change in Control. The Committee may determine and specify in any Award Agreement, at the time of granting an Award or thereafter, that any or all outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and any or all restrictions on other Awards shall lapse, upon the effectiveness of a Change of Control, subject to the following limitations:

            (a) In the case of an Incentive Stock Option, the acceleration of exercisability shall not occur without the Participant's written consent.

            (b) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the surviving entity's independent public accountants determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

ARTICLE 12:  AMENDMENT, MODIFICATION, AND TERMINATION.

      12.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. An amendment or modification of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations and rules.

      12.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 13:  GENERAL PROVISIONS.

      13.1 No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

      13.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

      13.3 No Right to Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the "at will" nature of any Participant's employment or other relationship with the Company or any Subsidiary, nor confer upon any Participant any right to continue in the employment or any other relationship of the Company or any Subsidiary, and the

Company and each Subsidiary reserve the right to terminate any Participant's employment or other relationship at any time.

      13.4 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      13.5 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

      13.6 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      13.7 Titles and Headings. The titles and headings of the Articles and Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      13.8 Fractional Shares. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

      13.9 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 or its successors under the Exchange Act. To the extent any provision of the Plan or any Award Agreement or any action by the Committee fails to so comply, it shall be void to the extent required by law and voidable as deemed advisable by the Committee.

      13.10 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act any of the shares of Stock paid under the Plan. The Company may restrict the issuance or transfer of such shares in such manner as it deems advisable to ensure the satisfaction of all legal requirements relating to their registration, qualification or listing or any exemption therefrom.

      13.11 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

      13.12 Foreign Jurisdictions. The following additional provisions shall apply to Awards and administration of the Plan in jurisdictions other than the United States:

            (a) The Committee shall have full power and authority to establish a set of rules ("sub-plan rules") applicable to Awards granted in the United Kingdom, France or in any other particular jurisdiction for the purpose of permitting Awards granted pursuant to such sub-plan rules in that jurisdiction to qualify for favorable local tax treatment. Such sub-plan rules, which may be more restrictive than the provisions of the Plan which would otherwise apply, shall be applicable only with respect to Awards granted to Participants in the jurisdiction covered by any such sub-plan rules. Without limiting the generality of the foregoing, such sub-plan rules may specify more restrictive eligibility requirements than otherwise specified in the Plan, may prescribe a specific vesting schedule, may prescribe a shorter Award term than otherwise permitted under the Plan, or may specify a higher minimum Award price than otherwise set forth in the Plan. Stock issued pursuant to such Awards shall nonetheless be counted against the maximum number of shares specified in the Plan and such Awards and shares shall otherwise be governed by the provisions of this Plan and the instrument evidencing such Award, except as amended pursuant to the relevant sub-plan rules.

            (b) The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements.

      13.13 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or other rights otherwise than under the Plan.

ARTICLE 14:  DEFINITIONS.

      14.1 Definitions. The following words and phrases shall have the following meanings for purposes of this Plan:

            (a) "Award" means any Option, Restricted Stock Award, or Stock-Reference Award, or any other right or interest relating to Stock, cash or property, granted to a Participant under the Plan.

            (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Change of Control" means and includes each of the following:

                  (1) Any transaction or series of transactions, whereby any person (as that term is used in Section 13 and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, that for purposes of this paragraph, the term "person" shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and
            (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

                  (2) Any merger, consolidation, or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities, or other property, other than (i) a merger or consolidation with a wholly owned Subsidiary, (ii) a reincorporation of the Company in a different jurisdiction, or (iii) other transaction in which there is no substantial change in the stockholders of the Company, where in the case of (i), (ii) or (iii) all then outstanding Awards are assumed by the successor corporation, which assumption shall be binding on all Participants;

                  (3) Any merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

                  (4) The sale, transfer, or other disposition of all or substantially all of the assets of the Company.

                  (5) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

      A transaction shall not constitute a Change of Control if its sole purpose is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

            (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (f) "Committee" means the committee of the Board described in
      Article 5.

            (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (h) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the Nasdaq National Market(or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

            (i) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

            (j) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

            (k) "Option" means a right granted to a Participant under Article 6 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

            (l) "Participant" means a person who, as an officer, employee, consultant, independent contractor, or adviser of the Company or any Subsidiary, has been granted an Award under the Plan.

            (m) "Predecessor Plan" means the 1994 Equity Incentive Plan of the Company.

            (n) "Plan" means the Viasoft, Inc. 1997 Equity Incentive Plan, as amended from time to time.

            (o) "Restricted Stock Award" means Stock granted to a Participant or offered for sale to a Participant under Article 7.

            (p) "Securities Act" means the Securities Act of 1933, as amended.

            (q) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to
      Article 11.

            (r) "Stock-Reference Award" means a right, granted to a Participant under Article 8.

            (s) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

            (t) "Ten Percent Owner" means any individual who, at the date of grant of an Incentive Stock Option, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or a Subsidiary. For purposes of determining such percentage, the following rules shall apply:

                  (1) the individual with respect to whom such percentage is being determined shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and

                  (2) Stock owned, directly or indirectly, by or for a
            corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

                           Stockholder's Proxy Card
              Viasoft, Inc. 1997 Annual Meeting of Stockholders
                          Friday, November 14, 1997

The undersigned hereby appoints Steven D. Whiteman, Mark R. Schonau and Catherine R. Hardwick, and each of them, as proxies to attend the 1997 Annual Meeting of Stockholders of the Company to be held on Friday, November 14, 1997 at 10:00 a.m., mountain standard time, at the Ritz-Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona and any adjournment thereof and vote shares of Common Stock held by the undersigned as indicated on the reverse side of this card for the proposals specified below and upon such other matters as may properly come before the Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VIASOFT, INC. PURSUANT TO A SEPARATE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. THIS CARD SHOULD BE MAILED IN THE ENCLOSED ENVELOPE IN TIME TO REACH THE COMPANY'S PROXY TABULATOR, HARRIS TRUST AND SAVINGS BANK, POST OFFICE BOX A3504, CHICAGO, IL 60690-9502, BY 9:00 A.M., MOUNTAIN STANDARD TIME, ON FRIDAY, NOVEMBER 14, 1997.

ELECTION OF DIRECTORS
Nominees:   John J. Barry III,  Alexander S. Kuli,  J. David Parrish,
            Arthur C. Patterson,  Steven D. Whiteman
FOR*        WITHHELD          *Except:


APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 24,000,000 SHARES TO 48,000,000 SHARES.
FOR         AGAINST           ABSTAIN


APPROVE THE VIASOFT, INC. 1997 EQUITY INCENTIVE PLAN
FOR         AGAINST           ABSTAIN

RATIFY SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
FOR         AGAINST           ABSTAIN

The Board of Directors recommends a vote FOR the above actions, which are proposed by the Board (as described in the accompanying Proxy Statement). IF YOU SIGN AND RETURN THIS CARD WITHOUT MARKING, THE PROXY CARD WILL BE TREATED AS BEING FOR EACH ITEM.

                                          Dated:_______________________, 1997

                                          Signature(s)_______________________
                                          ___________________________________
                                          Please sign here exactly as your
                                          name(s)appear on this proxy card. Give
                                          title if you sign as trustee,
                                          corporate officer, executor,
                                          administrator or guardian.